Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-57028, 333-30085, 333-131658, and 333-131341) of Ecology and Environment, Inc. of our report dated October 25, 2006, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/  Schneider Downs & Co., Inc.
Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
October 25, 2006